UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 13, 2017
 Date of Report (Date of earliest event reported)

8X8, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21783	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2125 O'Nel Drive
San Jose, CA    95131
(Address of principal executive offices including zip code)

(408) 727-1885
(Registrant's telephone number, including area code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(d) On November 13, 2017, the Board of Directors of 8x8, Inc. (the "Company") approved the transfer of the listing of the Company's common stock, par value $0.001 per share (the "Common Stock"), from The NASDAQ Global Select Market ("NASDAQ") to the New York Stock Exchange (the "NYSE"). On November 13, 2017, the Company also provided written notice to NASDAQ that the Company intends to voluntarily delist the Common Stock from NASDAQ effective as of the close of trading on December 7, 2017. The Company expects that the Common Stock will commence trading on the NYSE on December 8, 2017. The Common Stock will continue to trade under its current stock symbol, "EGHT," following the transfer of its listing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2017

8X8, INC.

By: /s/ Mary Ellen Genovese

Mary Ellen Genovese
Chief Financial Officer and Secretary

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